Exhibit 10.9

AMENDMENT TO
THE COGNITION THERAPEUTICS, INC.
2017 EQUITY INCENTIVE PLAN

WHEREAS, Cognition Therapeutics, Inc. (the “Company”) has adopted the Cognition Therapeutics, Inc. 2017 Equity Incentive Plan (the “Plan”);

WHEREAS, Section 12(a) of the Plan permits the Board of Directors of the Company (the “Board”) to amend the Plan from time to time;

WHEREAS, pursuant to Section 3 of the Plan, as amended, a total of 2,798,908 shares of Common Stock of the Company, par value $.001 per share (“Common Stock”), plus any share of Common Stock that would otherwise revert to the share reserve of the Company’s Amended and Restated 2007 Equity Incentive Plan, have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan by 1,224,597 shares of Common Stock.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of shareholders of the Plan as amended:

1.	Section 3(a) of the Plan is hereby amended by revising the first sentence of such section in its entirety to read as follows:

“Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued under this Plan is equal to (i) 4,023,505 and (ii) the number of shares that may be added to this Plan pursuant to Section 3(b) (collectively the “Share Reserve”), each of which may be granted as an Incentive Stock Option, up to the maximum limit set forth in Section 3(d) below.”

2.	Section 3(d) of the Plan is hereby amended by revising the first sentence of such section in its entirety to read as follows:

“Notwithstanding anything to the contrary in this Section 3, subject to the provisions of Section 3(e) relating to capitalization adjustments, the aggregate maximum number of shares of Company Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 4,203,505 shares of Company Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Grants pursuant to Section 3(h), but in no event shall greater than 14,413,989 shares of Company Stock be issued as Incentive Stock Options (the “Maximum Incentive Stock Option Limit”).”

3.	In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.